Exhibit 10.51

March 16, 2020

Newton W. Wilson III

Re:	Participation Agreement – ProPetro Services, Inc. Executive Severance Plan

Dear Trey:

We are pleased to inform you that you have been designated as eligible to participate in the ProPetro Services, Inc. Executive Severance Plan (as it may be amended from time to time, the “Plan”) as a Tier 3 Executive. Pursuant to your participation in the Plan, you are eligible to receive certain payments upon a Qualifying Termination, your death, or your Disability.

Your participation in the Plan is subject to the terms and conditions of the Plan and your execution and delivery of this agreement, which constitutes a Participation Agreement (as defined in the Plan). A copy of the Plan is attached hereto as Annex A and is incorporated herein and deemed to be part of this Participation Agreement for all purposes.

In signing below, you expressly agree to be bound by, and promise to abide by, the terms of the Plan, which sets forth certain obligations with respect to post-termination cooperation. You agree that the terms of the Plan are reasonable in all respects. You further acknowledge that receipt of severance benefits following a Qualifying Termination under the Plan is contingent upon your execution of a general release of claims at the time of such Qualifying Termination and continued compliance with your obligations pursuant to any other written agreement between you and any member of the Company Group, including the restrictive covenants set forth in the award agreements entered into with the Company pursuant to the Incentive Plan.

You acknowledge and agree that the Plan and this Participation Agreement supersede all prior employment agreements or letters containing change in control and/or severance provisions, change in control and/or severance benefit policies, plans and arrangements of the Company or any other member of the Company Group, if any, (and supersede all prior oral or written communications by the Company or any of other member of the Company Group with respect to change in control benefits or severance benefits, if any), and any such prior policies, plans, arrangements and communications are hereby null and void and of no further force and effect with respect to your participation therein. Notwithstanding the termination of all prior agreements pertaining to change in control and/or severance provisions, you acknowledge and agree that your Awards (as defined in the Incentive Plan) will continue to be governed by the terms of the Incentive Plan and the award agreements thereunder, and your obligation to continue to comply with your obligations pursuant to the award agreements under the Incentive Plan will survive the termination of all prior agreements pertaining to change in control and/or severance provisions.

You acknowledge and agree that all obligations of the Company and its affiliates pursuant to that certain Employment Agreement entered into as of September 25, 2019, by and between you and the Company (the “Employment Agreement”) have been fully and finally satisfied and, therefore, except as provided in the last sentence of this paragraph, the Employment Agreement is hereby terminated effective as of the date of this letter and that neither the Company nor any other person or entity has any other future obligations to you thereunder. Notwithstanding the termination of the Employment Agreement, you acknowledge and agree that your obligation to continue to comply with your obligations pursuant to Sections 7, 8, and 9 of the Employment Agreement, will survive the termination of the Employment Agreement according to their respective terms.

You further acknowledge and agree that (i) you have fully read, understand and voluntarily enter into this Participation Agreement and (ii) you have had a sufficient opportunity to consult with your personal tax, financial planning advisor and attorney about the tax, financial and legal consequences of your participation in the Plan before signing this Participation Agreement.

Unless otherwise defined herein, capitalized terms used in this Participation Agreement shall have the meanings set forth in the Plan. This Participation Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Please execute this Participation Agreement in the space provided below and send a fully executed copy to Roxana Hernandez no later than March 23, 2020.

[Signature Page Follows]

Sincerely,

PROPETRO SERVICES, INC.

By:    /s/ Phillip A. Gobe
Name:    Phillip A. Gobe
Title: Chief Executive Officer and Chairman of the Board

AGREED AND ACCEPTED
this 30th day of March, 2020 by:
/s/ Newton W. Wilson III
Newton W. Wilson III

SIGNATURE PAGE TO
PARTICIPATION AGREEMENT

ANNEX A

PROPETRO SERVICES, INC.
EXECUTIVE SEVERANCE PLAN

[See attached.]

ANNEX A